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Exhibit 99.1

POLYCOM AND PICTURETEL ANNOUNCE HART-SCOTT-RODINO CLEARANCE

    MILPITAS, Calif.—September 19, 2001—Polycom, Inc. (NADSAQ: PLCM) and PictureTel Corporation (NASDAQ: PCTL) today announced that the Department of Justice has closed its investigation of the proposed transaction between Polycom, Inc. and PictureTel Corporation pursuant to the Hart-Scott-Rodino Antitrust Improvements ("HSR") Act. Accordingly, the Department of Justice and Federal Trade Commission, the federal agencies responsible for administering reviews under the HSR Act, have terminated the HSR waiting period. The termination was granted without any conditions and clears the transaction to close. As previously announced, Polycom's offer to purchase for cash and stock all the outstanding shares of common stock of PictureTel is scheduled to expire on October 11, 2001 at midnight EST. The companies anticipate closing the transaction promptly thereafter. As of the close of business on September 18, 2001, approximately 28 million shares of PictureTel common stock, representing roughly 53% of the total outstanding shares of PictureTel, had been tendered and not withdrawn pursuant to the offer.

    "We are delighted that the Department of Justice has cleared this transaction, and we look forward to closing the acquisition so our customers can begin to realize the significant benefits we anticipate from the combined company's offerings of Polycom's appliance-based products and PictureTel's iPower PC-based products," said Bob Hagerty, President and CEO of Polycom.

About Polycom

    Polycom develops, manufactures and markets a full range of high-quality, easy-to-use and affordable voice and video communication products and network infrastructure and access solutions. Polycom's integrated communication solutions enable business users to immediately realize the benefits of video, voice and data over rapidly growing converged networks. For additional information, call 1-800-POLYCOM (765-9266) or +1-408-526-9000, or visit the Polycom web site at www.polycom.com.

About PictureTel

    PictureTel is a leader in developing, manufacturing, and marketing a full range of visual-and audio-collaboration and streaming-video solutions. PictureTel's PC-based systems meet customers' collaboration needs from the desktop to the boardroom. Additional PictureTel information is available at www.picturetel.com.

Forward Looking Statements

    This release includes forward looking statements about the PictureTel acquisition, including statements about the timing of the completion of the acquisition and the potential benefits resulting from the acquisition. These statements involve many risks and uncertainties, including risks associated with the acquisition, including the potential inability to satisfy the closing conditions for the acquisition, potential difficulties in the assimilation of the other distribution channels and other operations, strategies, technologies and products of the acquired company, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, risk of entering new markets associated with PictureTel' partners, including the risk of variations in quarterly operating results due to the timing of significant orders and other factors, significant current and expected additional competition and the need to continue to expand product distribution, particularly in the IP channels and internationally, and risk that the foregoing and other factors will not yield the expected accretion in the future. Further risks are detailed from time to time in Polycom's SEC reports, including the Form 10-K, for 2000, and subsequent Form 10-Q filings and PictureTel's SEC reports, including the Form 10-K for 2000, and subsequent Form 10-Q filings. Polycom and the Polycom logo design are registered trademarks and ViewStation is a trademark of Polycom, Inc. in the U.S. and various countries. PictureTel is a registered trademark and iPower is a trademark of PictureTel. ©2001 Polycom, Inc. and PictureTel Corporation. All rights reserved.

Additional Information

    We urge investors and security holders to read the following documents because they contain important information about Polycom, PictureTel, the proposed acquisition and related matters:

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  Polycom's preliminary prospectus, prospectus supplements, final prospectus and tender offer materials;

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  Polycom's Registration Statement on Form S-4 and Schedule TO containing or incorporating by reference such documents and other information; and

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  PictureTel's Solicitation/Recommendation Statement on Schedule 14D-9.

    Investors and security holders may obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Polycom and PictureTel file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Polycom and PictureTel at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800.SEC-0330 for further information on public reference rooms. Polycom's and PictureTel's filings with the Commission are also available to the public from commercial document-retrieval services and the web site maintained by the Commission at http://www.sec.gov.

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  Exhibit 99.1
POLYCOM AND PICTURETEL ANNOUNCE HART-SCOTT-RODINO CLEARANCE